SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 27, 2025

AIR INDUSTRIES GROUP

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35927	80-0948413
State of Incorporation	Commission File Number	IRS Employer I.D. Number

1460 Fifth Avenue, Bay Shore, New York 11706

(Address of Principal Executive Offices)

Registrant’s telephone number: (631) 968-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ARI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On February 27, 2025, Air Industries Group (the “Company”) issued a press release announcing that it has received two contracts worth approximately $1.5 million for landing gear components for both the US Air Force B1-B Lancer bomber and the F-16 Fighting Falcon. The contracts are significant as they are for products to be used in the maintenance, repair and overhaul of aircraft as opposed to the procurement of new aircraft. The US Military budget for Operations & Maintenance (O&M) is approximately 185%, or nearly twice the size of the budget for Procurement of new products. In addition, the Pentagon’s budget request for fiscal year 2025, requests a 3.5% increase in O&M compared to a 2.2% decrease in Procurement.

The information in this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by Air Industries under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Text of press release issued February 27, 2025, by Air Industries Group.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2025

AIR INDUSTRIES GROUP

By:	/s/ Scott Glassman
Scott Glassman
Chief Financial Officer

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